Exhibit 99.1

Intellinetics Reports First Quarter Results

COLUMBUS, OH – May 13, 2025 – Intellinetics, Inc. (NYSE American: INLX), a digital transformation solutions provider, announced financial results for the three months ended March 31, 2025, the first quarter of 2025.

2025 First Quarter Highlights

●	We launched the initial Purchase Order feature set for our Payables Automation dashboard, and also launched our Capture as a Service add-on solution to our existing content management Software as a Service offering.
●	Software as a Service revenue increased 9.8% over the same period in 2024.

○	IntelliCloud Payables Automation continued its commercialization; live reference accounts increased another 50% in the quarter.
○	Management believes Payables Automation solutions will be the primary drivers of our SaaS growth going forward.

●	Professional services revenue decreased 13.2% from the same period in 2024.

○	We received new orders for work as of the time of this release, that substantially increase our backlog.

●	Total Revenue decreased 5.8% over the same period in 2024.
●	Gross profit was approximately flat year over year, reflecting higher gross margin rates overall and in software as a service.
●	Net loss was $727,565, or $0.17 net loss per basic and fully diluted share, compared with a net loss of $174,714, or $0.04 net loss per basic and fully diluted share, for the same period in 2024. The change was due to infrastructure and SAAS spending to promote growth.
●	Adjusted EBITDA was $76,589, compared to $673,362 from the same period in 2024.
●	Ended the quarter with approximately $2.1 million in cash.

	For the Quarter ended March 31,
	2025	2024

Revenues:
Software as a service	$1,542,169	$1,405,153
Software maintenance services	335,191	357,983
Professional services	2,158,315	2,485,457
Storage and retrieval services	211,670	258,491
Total revenues	4,247,345	4,507,084

James F. DeSocio, President & CEO of Intellinetics, stated, “As we’ve mentioned in prior communications, we are investing in sales and marketing to scale our business as we transform into a predominantly SaaS-driven company. A key pillar of this strategy was supported by the successful launch of the initial purchase order feature set for our key strategic Payables Automation partner. Within that ecosystem, we increased live reference accounts another 50% in the quarter. Our strategy is to partner with niche ERP providers, and we are just beginning to penetrate the customer base of those new partner markets. Our investments to accelerate revenues include, as an example, recently hiring a Sales Engineer and Senior Solutions Consultant, both with deep experience in Payables Automation in the markets we serve. In addition, to develop and direct our growing sales team, we brought on board a new VP of Sales. We’ve also made investments in IT infrastructure, which bring many benefits, including increased customer trust and loyalty, improved cybersecurity risk mitigation, enhanced competitive advantage, and scalability.

“Professional services is a project-based business that experiences ebbs and flows, particularly for document scanning and conversions,” continued DeSocio. “We expect to renew our contract for scanning and related services with our largest customer, which would commence a new contract cycle next month. Orders have already picked up significantly, and earlier this quarter we achieved our biggest single order-intake week in years, from which work will be performed and recognized over the coming months, enabling us to resume scanning work at historical levels.

“Our professional services revenue streams are important to us and our cash flow generation, but it is our SAAS business that we can take to the next level. We believe penetration of accounts with strategic partners over the next many years is eminently achievable. As reference accounts grow and share the story of saving money, the sales cycle within each ecosystem will shorten and accelerate,” DeSocio concluded.

Summary – 2025 First Quarter Results

Revenues for the three months ended March 31, 2025 were $4,247,345, a decrease of 5.8%, as compared with $4,507,084 for the same period in 2024. This net decrease was driven by a 13.2% decrease in professional services revenues more than offsetting SaaS revenue growth of 9.8%.

Total operating expenses increased 21.1% to $3,553,759, compared to $2,934,124, driven by our initiatives in sales and marketing to grow the business, as well as corresponding initiatives in general and administrative costs to enhance our IT and control environment as part of SOC2 and preparing the organization for growth at scale. Share-based compensation, a notable change factor last year, was relatively flat from 2024 to 2025. Loss from operations was $684,559 compared to loss from operations of $34,480 in the first quarter last year.

Intellinetics reported a net loss of $727,565 compared to net loss of $174,714 for the same period in 2024. Basic and diluted net loss per share for the three months ended March 31, 2025 was $(0.17), compared to net loss per basic and diluted share of $(0.04) for the period ended March 31, 2024. Adjusted EBITDA was $76,589 compared to $673,362 in 2024.

2025 Outlook

Based on management’s current plans and assumptions, the Company expects that it will grow revenues on a year-over-year basis for the fiscal year 2025, particularly growing SAAS revenues, and maintaining positive Adjusted EBITDA. The Company expects its 2025 Adjusted EBITDA to be reduced by more than half compared to fiscal year 2024, due to increased investments in sales and marketing intended to provide returns on those investments in late 2025 and beyond.

Conference Call

Intellinetics is holding a conference call to discuss these results on a live webcast at 4:30 p.m. ET today. Interested parties can access the webcast through the Intellinetics website at https://ir.intellinetics.com/. Investors can also dial in to the webcast by calling (877) 407-8133 (toll-free) or (201) 689-8040. A replay of the call can also be accessed via phone through June 12, 2025 by dialing (877) 660-6853 (toll-free) or (201) 612-7415 and using replay access code 13753760.

About Intellinetics, Inc.

Intellinetics, Inc. (NYSE American: INLX) is enabling the digital transformation. Intellinetics empowers organizations to manage, store and protect their important documents and data. The Company’s flagship solution, the IntelliCloud™ content management platform, delivers advanced security, compliance, workflow and collaboration features critical for highly regulated, risk-intensive markets. IntelliCloud connects documents to users and the processes they support anytime, anywhere to accelerate innovation and empower organizations to think and work in new ways. In addition, Intellinetics offers business process outsourcing (BPO), document and micrographics scanning services, and records storage. From highly regulated industries like Healthcare/Human Service Providers, K-12, Public Safety, and State and Local Governments, to businesses looking to move away from paper-based processes, Intellinetics is the all-in-one, compliant, document management solution. Intellinetics is headquartered in Columbus, Ohio. For additional information, please visit www.intellinetics.com.

Cautionary Statement

Statements in this press release which are not purely historical, including statements regarding future business and growth, increased sales and marketing efforts, future revenues, including the “2025 Outlook” for revenues and EBITDA; organic revenue growth from both new and existing customers; successful completion of existing orders; sales penetration with strategic distribution and reseller partners; customer returns on investment in our software solutions; market share, growth of our markets; sustainable profitability; the rollout and success of new products, including Payables Automation; continued growth of SaaS revenue; the outcome of competitive bidding processes with existing customers; execution of our business plan, strategy, direction and focus; and other intentions, beliefs, expectations, representations, projections, plans or strategies regarding future growth, financial results, and other future events are forward-looking statements. The forward-looking statements involve risks and uncertainties including, but not limited to, the risk that we cannot secure a renewal of our largest customer contract through their competitive bidding process that is currently open as of the date of this release, the risks associated with the effect of changing economic conditions including inflationary pressures, challenges with hiring and maintaining a stable workforce, our ability to execute on our business plan and strategy including our transition to a SaaS-based company, customary risks attendant to acquisitions, trends in the products markets, variations in Intellinetics’ cash flow or adequacy of capital resources, market acceptance risks, the success of Intellinetics’ solutions providers, including human services, health care, and education, technical development risks, and other risks, uncertainties and other factors discussed from time to time in its reports filed with or furnished to the Securities and Exchange Commission, including in Intellinetics’ most recent annual report on Form 10-K as well as subsequently filed reports on Form 8-K. Intellinetics cautions investors not to place undue reliance on the forward-looking statements contained in this press release. Intellinetics disclaims any obligation and does not undertake to update or revise any forward-looking statements in this press release. Expanded and historical information is made available to the public by Intellinetics on its website at www.intellinetics.com or at www.sec.gov.

CONTACT:

Joe Spain, CFO

Intellinetics, Inc.

614.921.8170 investors@intellinetics.com

Non-GAAP Financial Measures

Intellinetics uses non-GAAP Adjusted EBITDA as supplemental measures of our performance that are not required by, or presented in accordance with, accounting principles generally accepted in the United States (GAAP). A non-GAAP financial measure is a numerical measure of a company’s financial performance that excludes or includes amounts so as to be different from the most directly comparable measure calculated and presented in accordance with GAAP in the statement of income, balance sheet or statement of cash flows of a company.

Adjusted EBITDA: Adjusted EBITDA is not a measurement of financial performance under GAAP and should not be considered as an alternative to net income, operating income, or any other performance measure derived in accordance with GAAP, or as an alternative to cash flow from operating activities or a measure of our liquidity. Intellinetics urges investors to review the reconciliation of non-GAAP Adjusted EBITDA to the comparable GAAP Net Income, which is included in this press release, and not to rely on any single financial measure to evaluate Intellinetics’ financial performance.

We believe that Adjusted EBITDA is a useful performance measure and is used by us to facilitate a comparison of our operating performance on a consistent basis from period-to-period and to provide for a more complete understanding of factors and trends affecting our business than measures under GAAP can provide alone. We define “Adjusted EBITDA” as earnings before interest expense, any income taxes, depreciation and amortization expense, share-based compensation, note conversion and note or equity offer warrant or stock expense, gain or loss on debt extinguishment, change in fair value of contingent consideration, and transaction costs.

Reconciliation of Net (Loss) Income to Adjusted EBITDA

	For the Three Months Ended March 31,
	2025	2024
Net (loss) income - GAAP	$(727,565)	$(174,714)
Interest expense, net	43,006	140,234
Depreciation and amortization	307,685	264,010
Share-based compensation	453,463	443,832
Adjusted EBITDA	$76,589	$673,362

Total Contract Value: Estimated total future revenues from contracts signed during the period. This refers to contracts or projects that have been awarded by our customers, and it presumes the provision of all software, subscription services, and/or professional services, with no termination of any awarded contracts. There can be no guarantee that all work will be completed during any fiscal period, or that the contracts will not be terminated before all the estimated future revenues are earned, received, and/or recognized. Total Contract Value is a performance measure that the Company believes provides useful information to its management and investors as it allows the Company to better track the Company’s current sales performance, without any adjustment to exclude revenues that will not be earned, received, or recognized until future periods. Total Contract Value includes new sales in all our revenue categories, including SaaS, perpetual software licenses, maintenance, storage and retrieval, and professional services, to new or existing customers. It excludes renewals (and price increases on renewals if any). Total Contract Value is not a substitute for total revenue. There is no GAAP measure that is comparable to Total Contract Value, so the Company has not reconciled the Total Contract Value to any GAAP measure.

INTELLINETICS, INC. and SUBSIDIARIES

Condensed Consolidated Statements of Operations

(unaudited)

	For the Three Months Ended March 31,
	2025	2024

Revenues:
Software as a service	$1,542,169	$1,405,153
Software maintenance services	335,191	357,983
Professional services	2,158,315	2,485,457
Storage and retrieval services	211,670	258,491
Total revenues	4,247,345	4,507,084

Cost of revenues:
Software as a service	215,129	215,992
Software maintenance services	16,365	15,710
Professional services	1,040,006	1,289,128
Storage and retrieval services	106,645	86,610
Total cost of revenues	1,378,145	1,607,440

Gross profit	2,869,200	2,899,644

Operating expenses:
General and administrative	2,432,034	2,128,493
Sales and marketing	814,040	541,621
Depreciation and amortization	307,685	264,010

Total operating expenses	3,553,759	2,934,124

Loss from operations	(684,559)	(34,480)

Interest expense, net	(43,006)	(140,234)

Net loss	$(727,565)	$(174,714)

Basic net loss per share:	$(0.17)	$(0.04)
Diluted net loss per share:	$(0.17)	$(0.04)

Weighted average number of common shares outstanding - basic	4,261,833	4,113,621
Weighted average number of common shares outstanding - diluted	4,261,833	4,113,621

INTELLINETICS, INC. and SUBSIDIARIES

Condensed Consolidated Balance Sheets

	Unaudited
	March 31,	December 31,
	2025	2024
ASSETS

Current assets:
Cash	$2,138,243	$2,489,236
Accounts receivable, net	1,387,173	1,111,504
Accounts receivable, unbilled	984,697	1,296,524
Parts and supplies, net	107,307	100,561
Contract assets	113,810	139,696
Prepaid expenses and other current assets	393,048	337,035
Total current assets	5,124,278	5,474,556

Property and equipment, net	1,132,926	1,093,867
Right of use assets, operating	1,741,845	1,894,866
Right of use assets, finance	219,555	237,741
Intangible assets, net	3,271,452	3,399,029
Goodwill	5,789,821	5,789,821
Other assets	684,137	685,076
Total assets	$17,964,014	$18,574,956

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$338,329	$310,623
Accrued compensation	647,062	493,700
Accrued expenses	294,040	172,421
Lease liabilities, operating - current	862,466	842,468
Lease liabilities, finance - current	70,953	69,261
Deferred revenues	2,937,890	3,411,852
Notes payable - current	788,285	781,936
Notes payable - related party - current	519,676	515,512
Total current liabilities	6,458,701	6,597,773

Long-term liabilities:
Lease liabilities, operating - net of current portion	982,034	1,161,404
Lease liabilities, finance - net of current portion	165,638	184,024
Total long-term liabilities	1,147,672	1,345,428
Total liabilities	7,606,373	7,943,201

Stockholders’ equity:
Common stock, $0.001 par value, 25,000,000 shares authorized; 4,260,929 and 4,249,735 shares issued and outstanding at March 31, 2025 and December 31, 2024, respectively	4,261	4,250
Additional paid-in capital	32,722,183	32,268,743
Accumulated deficit	(22,368,803)	(21,641,238)
Total stockholders’ equity	10,357,641	10,631,755
Total liabilities and stockholders’ equity	$17,964,014	$18,574,956

INTELLINETICS, INC. and SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(unaudited)

	For the Three Months Ended March 31,
	2025	2024

Cash flows from operating activities:
Net loss	$(727,565)	$(174,714)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	307,685	264,010
Bad debt expense (recovery)	29,126	(14,588)
Loss on disposal of fixed assets	5,706	-
Amortization of deferred financing costs	10,513	60,595
Amortization of right of use assets, financing	18,186	16,768
Share-based compensation	453,463	443,832
Changes in operating assets and liabilities:
Accounts receivable	(304,795)	(66,379)
Accounts receivable, unbilled	311,827	34,380
Parts and supplies	(6,746)	17,182
Prepaid expenses and other current assets	(30,127)	(25,630)
Accounts payable and accrued expenses	302,687	402,286
Operating lease assets and liabilities, net	(6,351)	(1,375)
Deferred revenues	(473,962)	(344,601)
Total adjustments	617,212	786,480
Net cash (used in) provided by operating activities	(110,353)	611,766

Cash flows from investing activities:
Capitalization of internal use software	(102,854)	(109,621)
Purchases of property and equipment	(121,080)	(18,311)
Net cash used in investing activities	(223,934)	(127,932)

Cash flows from financing activities:
Principal payments on financing lease liability	(16,694)	(14,138)
Exercise of stock warrants	(12)	-
Repayment of notes payable	-	(500,000)
Net cash used in financing activities	(16,706)	(514,138)

Net decrease in cash	(350,993)	(30,304)
Cash - beginning of period	2,489,236	1,215,248
Cash - end of period	$2,138,243	$1,184,944

Supplemental disclosure of cash flow information:
Cash paid during the period for interest	$40,185	$88,935
Cash paid during the period for income taxes	$11,094	$956

Supplemental disclosure of non-cash financing activities:
Right-of-use asset obtained in exchange for operating lease liability	$43,430	$-
Right-of-use asset obtained in exchange for finance lease liability	-	89,289